UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SURGALIGN HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Supplement to Notice of the Annual Meeting and Proxy Statement

Annual Meeting

This Supplement provides updated information with respect to the 2021 Annual Meeting of Stockholders, or the “Annual Meeting” of Surgalign Holdings, Inc., or the “Company,” to be held on May 4, 2021 at 9:00 a.m., Central Time for the purposes set forth in the Notice of Annual Meeting of Stockholders dated April 1, 2021, or the “Notice.” Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Notice, Proxy Statement and proxy card remain accurate and should be considered in voting your shares.

Resignation of Independent Registered Public Accounting Firm

As disclosed in the Company’s Current Report on Form 8-K filed on April 8, 2021, on April 5, 2021, Deloitte & Touche LLP (“Deloitte”), the independent registered public accounting firm who had been engaged by the Company to audit the Company’s consolidated financial statements, informed the Company that it has resigned as the Company’s auditor. Deloitte’s resignation is effective no later than the earlier of the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021 or the Company’s engagement of a successor independent registered public accounting firm. As a result of such resignation, stockholders will not be asked to ratify the selection of Deloitte as the Company’s independent registered public accounting firm at the Annual Meeting. The Audit Committee of the Board of Directors is in the process of selecting a new independent registered public accounting firm.

Ratification of Independent Registered Public Accounting Firm

Proposal 6 for the Annual Meeting consisted of a proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. As a result of the matters set forth above, Proposal 6 will not be considered or voted upon at the Annual Meeting and any votes received by the Company with respect to Proposal 6 will not be tabulated. The Company will not distribute, and you do not need to sign, new proxy cards as a result of the removal of Proposal 6. Proxy cards already returned by stockholders will otherwise remain valid and shares represented thereby will be voted at the Annual Meeting unless revoked.

Other Matters

None of the other proposals presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares.

By Order of the Board of Directors

/s/ Joshua H. DeRienzis
Joshua H. DeRienzis
Chief Legal Officer and Corporate Secretary

April 8, 2021